UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2010
NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16, Suite 200 Rapid City, SD	57701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (605) 721-5220
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 10, 2010, National American University Holdings, Inc. (the “Company”) entered into Indemnification Agreements with each of its directors. The Indemnification Agreements contractually obligate the Company to indemnify the director against certain liabilities as provided therein and to advance expenses to the director. The Indemnification Agreement is intended to supplement the indemnification provided in the Company’s Certificate of Incorporation and Bylaws. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document. The form of Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01. Other Events.
On May 10, 2010, the Company issued a press release to announce that on April 26, 2010, its Board of Directors declared, subject to the satisfaction of the condition set forth below, a one-time special cash dividend in the amount of $0.1609694 per share on each share of the Company’s Common Stock and in the amount of $0.6438774 per share on each share of the Company’s Common Stock issuable upon conversion of the Class A Common Stock, in each case all shares outstanding and of record as of the close of business on May 20, 2010.
The payment of the dividends will be conditioned upon, and payable as soon as reasonably practicable following, the consummation of the registered offering of the Company’s Common Stock (the “Secondary Offering”), which is described in the Company’s Form S-1 filed with the Securities and Exchange Commission on March 23, 2010.
If the Secondary Offering is not consummated on or prior to June 25, 2010, (i) the amount payable for the Common Stock dividend will be reduced to $0.0275 per share and the amount payable for the Class A Common Stock will be reduced to $0.11 per share of the Company’s Common Stock issuable upon conversion of the Class A Common Stock (the “Modified Dividends”), and (ii) the Modified Dividends for the quarter ending May 31, 2010 will be paid on or about June 30, 2010.
The payment of any dividends in the future will be at the discretion of the Company’s Board of Directors and will depend upon the Company’s financial condition, results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors deemed relevant by the Board of Directors. As a result, the Company cannot guarantee any future distributions on its capital stock. National American University Holdings, Inc., operates on a May 31st fiscal year. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description
10.1	Form of Indemnification Agreement between the Company and its Directors

99.1	Press Release, dated May 10, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 11, 2010

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
By:	/s/ Ronald Shape
	Name:	Ronald Shape
	Title:	Chief Executive Officer